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                                                                EXHIBIT 4(p)(2)

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this "Agreement"), dated as of February 3, 2005, among each of the undersigned pledgors (each, a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the "Pledgors") and Deutsche Bank AG New York Branch, as collateral agent (together with any successor collateral agent, the "Pledgee"), for the benefit of the Secured Creditors (as defined below).

                                  WITNESSETH:

            WHEREAS, Texas Genco Holdings, Inc. ("Holdings"), Texas Genco GP, LLC, ("Genco GP") Texas Genco LP, LLC, ("Genco LP"), Texas Genco, LP (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and Deutsche Bank AG New York Branch, as administrative agent (together with any successor administrative agent, the "Administrative Agent"), and Citibank, N.A., as Syndication Agent have entered into a Credit Agreement, dated as of February 3, 2005 (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower, as contemplated therein (the Lenders, the Administrative Agent, each other Agent and the Pledgee are herein called the "Secured Creditors");

            WHEREAS, pursuant to the Guaranty, Holdings, Genco GP and Genco LP have guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, it is a condition precedent to the making of Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest

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      that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of such Pledgor owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Credit Document;

            (ii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

            (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

            (b) The following capitalized terms used herein shall have the definitions specified below:

            "Accounts" shall mean each of (i) the "Account" as defined in the Citibank Cash Collateral Agreement and (ii) the "Account" as defined in the DBAG Cash Collateral Agreement.

            "Administrative Agent" shall have the meaning set forth in the recitals hereto.

            "Adverse Claim" shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

            "Agreement" shall have the meaning set forth in the first paragraph hereof.

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            "Borrower" shall have the meaning set forth in the recitals hereto.

            "Cash Collateral Agreements" shall mean each of the DBAG Cash Collateral Agreement and the Citibank Cash Collateral Agreement.

            "Certificated Security" shall have the meaning given such term in
Section 8-102(a)(4) of the UCC.

            "Citibank Cash Collateral Agreement" shall mean the Cash Collateral Agreement, dated as of December 10, 2004, between Citibank, N.A. and the Borrower, as amended, modified and/or supplemented from time to time.

            "Clearing Corporation" shall have the meaning given such term in
Section 8-102(a)(5) of the UCC.

            "Collateral" shall have the meaning set forth in Section 3.1 hereof.

            "Credit Agreement" shall have the meaning set forth in the recitals hereto.

            "DBAG Cash Collateral Agreement" shall mean the Cash Collateral Agreement, dated as of December 10, 2004, between Deutsche Bank AG New York Branch and the Borrower, as amended, modified and/or supplemented from time to time.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

            "Existing Collateral" shall mean each of (i) the "Collateral" as defined in the DBAG Cash Collateral Agreement and (ii) the "Collataral" as defined in the Citibank Cash Collateral Agreement.

            "Financial Asset" shall have the meaning given such term in Section 8-102(a)(9) of the UCC and shall include all securities, cash and all other property and assets credited from time to time to either Account.

            "Holdings" shall have the meaning set forth in the recitals hereto.

            "Indemnitees" shall have the meaning set forth in Section 11 hereof.

            "Lenders" shall have the meaning set forth in the recitals hereto.

            "Limited Liability Company Interests" shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

            "Location" of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

            "Obligations" shall have the meaning set forth in Section 1 hereof.

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            "Partnership Interest" shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

            "Pledgee" shall have the meaning set forth in the first paragraph hereof.

            "Pledgor" shall have the meaning set forth in the first paragraph hereof.

            "Proceeds" shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

            "Registered Organization" shall have the meaning given such term in
Section 9-102(a)(70) of the UCC.

            "Required Secured Creditors" shall mean the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders).

            "Secured Creditors" shall have the meaning set forth in the recitals hereto.

            "Securities Act" shall mean the Securities Act of 1933, as amended, as in effect from time to time.

            "Securities Intermediary" shall have the meaning given such term in
Section 8-102(14) of the UCC.

            "Security" and "Securities" shall have the meaning given such term in Section 8-102(a)(15) of the UCC.

            "Security Entitlement" shall have the meaning given such term in
Section 8-102(a)(17) of the UCC.

            "Subject Stock" shall mean all Equity Interests of the Pledgors in their respective Subsidiaries whether such Equity Interests consist of capital stock, Limited Liability Company Interests, Partnership Interests or otherwise.

            "Termination Date" shall have the meaning set forth in Section 20 hereof.

            "Transmitting Utility" has the meaning given such term in Section 9-102(a)(80) of the UCC.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

            "Uncertificated Security" shall have the meaning given such term in
Section 8-102(a)(18) of the UCC.

            3. PLEDGE OF SECURITIES, ETC.

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            3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Credit Documents then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

            (a) all Subject Stock owned or held by such Pledgor from time to time;

            (b) to the extent Subject Stock consists of Limited Liability Company Interests, all Limited Liability Company Interests owned by such Pledgor from time to time, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

                  (A) all its capital therein and its interest in all profits, income, surpluses, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

                  (D) all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (E) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evi-dencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (c) to the extent Subject Stock consists of Partnership Interests, all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

                  (A) all its capital therein and its interest in all profits, income, surpluses, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of such Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

                  (D) all of such Pledgor's rights under any partnership
            agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (E) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (d) the Existing Collateral; and

            (e) all Proceeds of any and all of the foregoing.

provided that (i) no Pledgor shall be required at any time to pledge hereunder any Equity Interest (or any Proceeds thereof) held by such Pledgor in the STP Nuclear Operating Company and (ii) so long as no Event of Default has occurred and is continuing, any and all Liens created hereby shall, without any further action by any Person, be released in respect of amounts paid by any Pledgor as cash Dividends in compliance with Section 9.06 of the Credit Agreement, immediately upon such payment.

            3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

            (i) with respect to a Certificated Security (other than a Certificated Security credited to an Account or on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

            (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited to an Account or on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex F hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

            (iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company) (other than any Collateral credited to an Account), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing; and

            (iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited to an Account or on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security, the procedure set forth in
      Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof.

            (b) In addition to the actions required to be taken pursuant to
Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

            (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that (subject to prior Liens in respect of Existing Collateral) "control" of such Collateral is obtained and at all times held by the Pledgee; and

            (ii) each Pledgor shall from time to time upon request by the Pledgee, cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee's security interest in all Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

            3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to
Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through E hereto as are necessary to cause such Annexes to be complete and accurate at such time.

            3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or
Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

            3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex C hereto; (iii) each such Limited Liability Company Interest referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex C hereto; (iv) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (v) each such Partnership Interest referenced in clause (iv) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex D hereto; (vi) exact address of each chief executive office of such Pledgor is listed on Annex E hereto; (vii) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C and D hereto; and
(viii) on the date hereof, such Pledgor owns no other Limited Liability Company Interests or Partnership Interests.

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Credit Document, or which could reasonably be expected to have the effect of materially impairing the value of the Collateral, taken as a whole, unless expressly permitted by the terms of the Credit Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable. Unless and until there shall have occurred and be continuing an Event of Default, the Pledgee shall not deliver any instructions or orders to any issuer of Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests under any agreement entered into pursuant to Section 3.2(a)(ii) hereof.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid, free and clear of all Liens created hereby to the respective Pledgor, provided, that all cash dividends payable in respect of the pledged Subject Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. Except to the extent credited to an Account, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

            (ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall (subject to prior Liens in respect of Existing Collateral) be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (iii) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

            (iv) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

            (v) to set off any and all Collateral against any and all Obligations, and subject to the Intercreditor Agreements, apply the Existing Collateral to the payment of the Obligations.

            (b) Subject to prior Liens in respect of Existing Collateral, if there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

            8. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Credit Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement, and with respect to the Existing Collateral, subject to the terms of the Intercreditor Agreements and applicable law relating to priority of Liens.

            9. APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other monies received by the Pledgee hereunder, shall be applied as follows:

            (i) first, to the payment of all amounts owing the Pledgee of the type described in clauses (iii) and (iv) of the definition of "Obligations";

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of the outstanding Obligations in such order as will be determined by the Pledgee; and

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), inclusive, and following the termination of this Agreement pursuant to Section 20(a) hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

      (b) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.

      (c) It is understood and agreed that each Pledgor shall remain liable with respect to its respective Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an "Indemnitee", and collectively, the "Indemnitees") from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys' fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any

Indemnitee of any right or remedy granted to it hereunder or under any other Credit Document (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this
Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.

            12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. To the extent permitted by law, the parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

            (b) Except as provided in the last sentence of paragraph (a) of this
Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

            (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

            13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

            14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

            15. TRANSFER BY THE PLEDGORS. (a) Except as permitted pursuant to the Credit Agreement, prior to the date all Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

            (b) Notwithstanding anything to the contrary contained in the Cash Collateral Agreements, the Borrower shall not request the release of Existing Collateral from the Accounts (under and as defined in each Cash Collateral Agreement) until the Termination Date (defined below) has occurred.

            16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

            (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of Subject Stock and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Credit Documents);

            (ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

            (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

            (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in such Pledgor's Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

            (v) neither the execution, delivery or performance by such Pledgor of this Agreement or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

            (vi) all of such Pledgor's Collateral consisting of Subject Stock has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

            (vii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor's Subject Stock consisting of Certificated Securities (if any) pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include such Securities (other than the liens and security interests permitted under the Credit Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral;

            (viii) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor's Subject Stock consisting of Securities (if any) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with "control" of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining "control" over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains "control" over such Security Entitlement; and

            (ix) no Limited Liability Company Interest listed on Annex C or Partnership Interest listed on Annex D hereto is a "Security" as defined in the UCC.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to such Pledgor's Collateral against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

            17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor's Location, the organizational identification number (if any) of each Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on

Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or
(y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

            18. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

            (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Credit Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

            (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

            (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

            (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

            (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            19. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Subject Stock pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion
(i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            20. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited to an Account or on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, "Termination Date" shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no Note (as defined in the Credit Agreement) is outstanding (and all Loans have been paid in full), and all other Obligations (other than indemnities described in Section 11 hereof and described in Section 13.01 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Credit Documents, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Credit Document, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.

            (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof. If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

            (d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 20.

            21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

            (a) if to any Pledgor, at its address set forth opposite its signature below;

            (b) if to the Pledgee, at:

                         Deutche Bank AG New York Branch
                         60 Wall Street
                         New York, NY 10005
                         Attention: Joel Makowsky
                         Facsimile No.: (212) 797-4346

            (c) if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            22. WAIVER; AMENDMENT. Except as provided in Sections 30 and 32 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that the addition or release of any Pledgor hereunder shall not constitute a change, waiver, discharge or termination affecting any Pledgor other than the Pledgor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors).

            23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.

            24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION

AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

            (b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            26. PLEDGOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor's possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

            27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

            28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.

            30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee, (y) delivering supplements to Annexes A through E, hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

            31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in the Guaranty.

            32. RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any of its Subsidiaries are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Credit Document then in effect), then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the Borrower shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 32. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 32.

                                     * * * *

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

1111 Louisiana Street                   TEXAS GENCO HOLDINGS, INC.,
Houston, Texas 77002                       as a Pledgor
Attention:  Linda Geiger,
            Assistant Treasurer
Facsimile:  (713) 207-3301              By:  /s/ Marc Kilbride
copy to:    Marc Kilbride, Treasurer       -------------------------------------
Facsimile:  (713) 207-3301                 Name: Marc Kilbride
                                           Title: Vice President and Treasurer

Address:

1111 Louisiana Street                   TEXAS GENCO HOLDINGS, INC.,
Houston, Texas 77002                       as a Pledgor
Attention:  Linda Geiger,
            Assistant Treasurer
Facsimile:  (713) 207-3301              By:  /s/ Marc Kilbride
copy to:    Marc Kilbride, Treasurer       -------------------------------------
Facsimile:  (713) 207-3301                 Name: Marc Kilbride
                                           Title: Vice President and Treasurer

Address:

1011 Centre Road, Suite 324             TEXAS GENCO LP, LLC,
Wilmington, DE 19805                        as a Pledgor
Telephone:  (302) 225-0600
Facsimile:   (302) 225-0625
Attention:   President                  By:  /s/ Patricia F. Genzel
                                             -----------------------------------
                                             Name: Patricia F. Genzel
with a copy to:                              Title: President and Secretary
1111 Louisiana Street
Houston, Texas 77002
Attention:  Linda Geiger,
            Assistant Treasurer
Facsimile:  (713) 207-3301
Copy to:    Marc Kilbride, Treasurer
Facsimile:  (713) 207-3301

Address:

c/o Texas Genco GP, LLC                 TEXAS GENCO, LP
1111 Louisiana Street                      as a Pledgor
Houston, Texas 77002
Attention:  Linda Geiger,               By:  TEXAS GENCO GP, LLC,
                                             its General Partner
            Assistant Treasurer         By:       /s/ Marc Kilbride
                                             -----------------------------------
Facsimile:  (713) 207-3301                   Name: Marc Kilbride
copy to:     Marc Kilbride, Treasurer        Title: Vice President and Treasurer
Facsimile:  (713) 207-3301

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
 as Pledgee

By:     /s/ Richard Henshall
    -------------------------
     Name: Richard Henshall
     Title: Director

By:   /s/ Joel Makowsky
    -------------------------
     Name: Joel Makowsky
     Title: Director

                                                                         ANNEX A
                                                                              to
                                                                PLEDGE AGREEMENT

                  SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
                  (AND WHETHER A REGISTERED ORGANIZATION AND/OR
             A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
               LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

                                                                                                         Pledgor's
                                                                                       Pledgor's        Organization
                                                                                     Location (for     Identification
   Exact Legal                                         Registered                   purposes of NY   Number (or, if it  Transmitting
  Name of Each                   Type of              Organization? Jurisdiction of       UCC           has none, so      Utility?
    Pledgor                    Organization             (Yes/No)     Organization   Section 9-307)       indicate)        (Yes/No)
    -------                    ------------             --------    -------------   --------------        ---------       --------
Texas Genco Holdings, Inc. Corporation                    Yes           Texas          Texas            800004728            No
Texas Genco GP, LLC        Limited Liability Company      Yes           Texas          Texas            800037793            No
Texas Genco LP, LLC        Limited Liability Company      Yes           Delaware       Delaware         3469190              No
Texas Genco, LP            Limited Partnership            Yes           Texas          Texas            800038960            Yes

                                                                         ANNEX B
                                                                              to
                                                                PLEDGE AGREEMENT

                            SCHEDULE OF SUBSIDIARIES

    Entity                         Jurisdiction of Organization                            Ownership
    ------                         ----------------------------                            ---------
Texas Genco GP, LLC              Texas limited liability company                1,000 outstanding Common Shares
                                                                                owned directly by Texas Genco
                                                                                Holdings, Inc. representing 100% of
                                                                                the outstanding equity.

Texas Genco LP, LLC              Delaware limited liability company             1,000 outstanding Common Shares
                                                                                owned directly by Texas Genco
                                                                                Holdings, Inc. representing 100% of
                                                                                the outstanding equity

Texas Genco, LP                  Texas limited partnership                      Texas Genco GP, LLC holds a 1%
                                                                                general partner interest; Texas
                                                                                Genco LP, LLC holds a 99% limited
                                                                                partner interest

                                                                         ANNEX C
                                                                              to
                                                                PLEDGE AGREEMENT

                 SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

1.    Texas Genco Holdings, Inc.

    Name of                                                  Sub-clause of
Issuing Limited            Type of          Percentage       Section 3.2(a)
Liability Company          Interest          Owned         of Pledge Agreement
-----------------          --------          -----         -------------------
Texas Genco GP, LLC      Common Shares        100%                 None
Texas Genco LP, LLC      Common Shares        100%                 None

                                                                         ANNEX D
                                                                              to
                                                                PLEDGE AGREEMENT

                        SCHEDULE OF PARTNERSHIP INTERESTS

1.   Texas Genco GP, LLC

     Name of                                                 Sub-clause of
 Issuing Limited           Type of          Percentage       Section 3.2(a)
   Partnership             Interest          Owned         of Pledge Agreement
-----------------          --------          -----         -------------------
Texas Genco, LP          General Partner       1%                None
                           Interest

2.    Texas Genco LP, LLC

     Name of                                                 Sub-clause of
 Issuing Limited           Type of          Percentage       Section 3.2(a)
   Partnership             Interest           Owned         of Pledge Agreement
-----------------          --------           -----         -------------------
Texas Genco, LP          Limited Partner      99%                 None
                           Interest

                                                                         ANNEX E
                                                                              to
                                                                PLEDGE AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES

     Name of Pledgor                       Address(es) of Chief Executive Office
     ---------------                       -------------------------------------
Texas Genco Holdings, Inc.                         1111 Louisiana Street
                                                    Houston, Texas 77002

    Texas Genco GP, LLC                            1111 Louisiana Street
                                                    Houston, Texas 77002

    Texas Genco LP, LLC                         1011 Centre Road, Suite 324
                                                 Wilmington, Delaware 19805

      Texas Genco, LP                              1111 Louisiana Street
                                                    Houston, Texas 77002

                                                                         ANNEX F
                                                                              to
                                                                PLEDGE AGREEMENT

         Form of Agreement Regarding Uncertificated Securities, Limited
             Liability Company Interests and Partnership Interests

            AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this "Agreement"), dated as of [_______ __, 200_], among the undersigned pledgor (the "Pledgor"), Deutsche Bank AG New York Branch, not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and [__________], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the "Issuer").

                                  WITNESSETH:

            WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of February 3, 2005 (as amended, modified, restated and/or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all ["uncertificated securities" (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) ("Uncertificated Securities")] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the "Issuer Pledged Interests"); and

            WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

            NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction. Pledgee shall provide a copy of

                                                                         Annex F
                                                                          Page 2

such notice to the Pledgor and certify that such notice is in accordance with the Credit Documents.

            2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

            3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

            4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

                Deutsche Bank AG New York Branch
                60 Wall Street
                New York, NY 10005
                Attention:  Joel Makowsky
                Facsimile: (212) 797-4346

            5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct. If requested by the Pledgor, the Pledgee agrees to promptly provide such notice of termination in writing to the Issuer.

            6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

            (a) if to the Pledgor, at:

                __________________
                __________________
                __________________

                                                                         Annex F
                                                                          Page 3

                ____________________
                Attention: _________
                Telephone No.:
                Fax No.:

            (b) if to the Pledgee, at the address given in Section 4 hereof;

            (c) if to the Issuer, at:

                __________________
                __________________
                __________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 6, "Business Day" means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

            7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

            8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

                                                                         Annex F
                                                                          Page 4

            IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                                  [___________________________],
                                                   as Pledgor

                                                By _____________________________
                                                   Name:
                                                   Title:

                                                DEUTSCHE BANK AG NEW YORK BRANCH
                                                  not in its individual capacity
                                                  but solely as Pledgee

                                                By _____________________________
                                                   Name:
                                                   Title:

                                                By _____________________________
                                                   Name:
                                                   Title:

                                                  [___________________________],
                                                   as the Issuer

                                                By _____________________________
                                                   Name:
                                                   Title:

                                Table of Contents

                                                                                               Page
                                                                                               ----
1.  SECURITY FOR OBLIGATIONS...............................................................      1

2.  DEFINITIONS............................................................................      2

3.  PLEDGE OF SECURITIES, ETC..............................................................      4

           3.1  Pledge.....................................................................      5
           3.2  Procedures.................................................................      7
           3.3  Subsequently Acquired Collateral...........................................      8
           3.4  Transfer Taxes.............................................................      8
           3.5  Certain Representations and Warranties Regarding the Collateral............      8

4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC...........................................      9

5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT................................................      9

6.  DIVIDENDS AND OTHER DISTRIBUTIONS......................................................      9

7.  REMEDIES IN CASE OF AN EVENT OF DEFAULT................................................     10

8.  REMEDIES, CUMULATIVE, ETC..............................................................     11

9.  APPLICATION OF PROCEEDS................................................................     12

10. PURCHASERS OF COLLATERAL...............................................................     12

11. INDEMNITY..............................................................................     12

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER..............................     13

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY..................................................     14

14. THE PLEDGEE AS COLLATERAL AGENT........................................................     14

15. TRANSFER BY THE PLEDGORS...............................................................     14

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS..............................     15

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A
     TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL
     IDENTIFICATION NUMBERS; CHANGES THERETO; ETC..........................................     16

18. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC....................................................     17

                                      (1)

                                Table of Contents
                                   (Continued)

                                                                                               Page
                                                                                               ----
19. SALE OF COLLATERAL WITHOUT REGISTRATION................................................     18

20. TERMINATION; RELEASE...................................................................     18

21. NOTICES, ETC...........................................................................     19

22. WAIVER; AMENDMENT......................................................................     20

23. SUCCESSORS AND ASSIGNS.................................................................     20

24. HEADINGS DESCRIPTIVE...................................................................     20

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.......................................     20

26. PLEDGOR'S DUTIES.......................................................................     21

27. COUNTERPARTS...........................................................................     21

28. SEVERABILITY...........................................................................     22

29. RECOURSE...............................................................................     22

30. ADDITIONAL PLEDGORS....................................................................     22

31. LIMITED OBLIGATIONS....................................................................     22

32. RELEASE OF PLEDGORS....................................................................     22

ANNEX A    -    SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF
                ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

ANNEX B    -    SCHEDULE OF SUBSIDIARIES

ANNEX C    -    SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX D    -    SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX E    -    SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX F    -    FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED
                LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

                                      (2)